EXHIBIT 10.3
FORM OF RESTRICTED STOCK AGREEMENT
This Restricted Stock Agreement (this “Agreement”) is by and between Astrogenetix, Inc., a Delaware corporation (the “Company”) and [Recipient Name] (the “Recipient”) as of                           , 2010 (the “Grant Date”).
W I T N E S S E T H
WHEREAS, the Recipient is performing services (the “Services”) for the Company as a [insert employment position or relationship to Company] thereof;
WHEREAS, the Special Committee of the Board of Directors of the Company (the “Special Committee”) has determined that it is in the best interests of the Company and its stockholders to grant shares of Restricted Stock (as defined below) to the Recipient as set forth below in order to recognize and reward his performance and his individual contributions to the Company in connection with the Services; and
WHEREAS, pursuant to the recommendation of the Special Committee, the Board of Directors of the Company has authorized and approved the grant of Restricted Stock to the Recipient by the Company, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and conditions hereafter set forth and for other good and valuable consideration, the Company and the Recipient agree as follows:
1. Restricted Stock. In order to reward the performance and to encourage the continuing contribution by Recipient to the successful performance of the Company, and in consideration of the covenants and promises of the Recipient herein contained, the Company hereby grants to the Recipient as of the Grant Date, [     ] shares of the Company’s Common Stock, par value $0.001 per share (the “Restricted Stock”), subject to the conditions and restrictions set forth below.
2. Vesting Provisions.
(a)
The shares of Restricted Stock shall vest as follows: 50% of the Restricted Stock shall vest on the first anniversary of the Grant Date and 50% of the Restricted Stock shall vest on the second anniversary of the Grant Date; provided, that no shares of Restricted Stock shall vest unless on such vesting date the Recipient has, since the Grant Date, continuously provided Services to the Company.

(b)
The Restricted Stock will be transferred of record to the Recipient and a certificate or certificates representing such Restricted Stock will be issued in the name of the Recipient immediately upon the execution of this Agreement. The Restricted Stock certificate(s) will bear a legend as provided by the Company, conspicuously referring to the terms, conditions and restrictions of this Agreement. Subject to Section 10, the Company may deliver such Restricted Stock certificate(s) to the Recipient, retain custody of such Restricted Stock certificate(s) prior to vesting or require the Recipient to enter into an escrow arrangement under which such Restricted Stock certificate(s) will be held by an escrow agent.

3. Effect of Termination of Employment or Services.
(a)
The Restricted Stock granted pursuant to this Agreement shall vest in accordance with Section 2(a) above, as long as the Recipient continues to provide Services to the Company. If, however, prior to the date on which the Restricted Stock vests pursuant to Section 2(a), either:

(i) the Company terminates the Recipient’s Services, or
(ii) the Recipient voluntarily ceases to perform Services for the Company, in each case, without the Recipient’s immediate rehire by the Company, then the Recipient shall retain the portion of all Restricted Stock vested immediately prior to the date of termination and the shares of Restricted Stock that have not previously vested in accordance with Section 2(a) above shall, as of the date of such termination or cessation of Services, be forfeited by the Recipient to the Company.
4. Effect of Change of Control. All of the shares of Restricted Stock awarded pursuant to this Agreement shall immediately and automatically vest upon the occurrence of a “Change of Control” of the Company, defined herein as the consummation of
(a)	the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;
(b)
a merger, reorganization or consolidation in which the outstanding shares of capital stock of the Company are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction;

(c)	the sale of all or a majority of the capital stock of the Company to an unrelated person or entity; or

(d)
any other transaction in which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or a successor entity immediately upon completion of the transaction;

provided, however, that neither of the following shall be deemed a “Change of Control” of the Company: (i) the transfer of the capital stock of the Company to an affiliate of the transferor or (ii) the issuance of a dividend in the form of the capital stock of the Company or the capital stock of any affiliate of the Company.
5. Restrictions on Transfer. Absent prior written consent of the Board of Directors of the Company, the shares of Restricted Stock granted hereunder to the Recipient may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise, during the period beginning on the Grant Date and ending on the second anniversary of the date such shares of Restricted Stock shall have become vested pursuant to Section 2. Consistent with the foregoing, no right or benefit under this Agreement shall be subject to transfer, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise (other than by will or the laws of descent and distribution), and any attempt to transfer, sell, assign, pledge, encumber or charge the same shall be void. If the Recipient shall become bankrupt or attempt to transfer, assign, sell, pledge, encumber or charge any right or benefit hereunder, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.
6. Limitation of Rights. Nothing in this Agreement shall be construed to:
(a)
give the Recipient any right to be awarded any further Restricted Stock or any other equity in the Company in the future, even if Restricted Stock or other equity awards are granted on a regular or repeated basis;

(b)	give the Recipient or any other person any interest in any specified asset or assets of the Company or any subsidiary of the Company; or
(c)	confer upon the Recipient the right to continue in the service of the Company, or affect the right of the Company to terminate the service of the Recipient at any time or for any reason.
7. Drag Along Rights. If at any time the Company or the owners of a majority of the Company approves a sale of (i) all of the stock of the Company to one or more independent third parties through one or more related transactions, (ii) all or substantially all of the assets of the Company to one or more independent third parties through one or more related transactions, or (iii) any other transaction where control of the Company is transferred to one or more independent third parties, in each case including if structured as a merger, consolidation, joint venture or other similar transaction (each, an “Approved Sale”), the Recipient will consent to and raise no objections against the Approved Sale and shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such Approved Sale. If the Approved Sale is structured as a sale of stock, then the Recipient will, if requested by the Company, sell or otherwise transfer its Restricted Stock awarded hereunder (or any portion thereof if requested), on the terms and conditions approved by the Company. The Recipient will promptly take all reasonable actions deemed necessary or desirable, in the reasonable judgment of the Company, in connection with and to facilitate the consummation of the Approved Sale, including the execution of all agreements and instruments reasonably requested by the Company. The Company will use reasonable efforts to notify the Recipient in writing not less than ten (10) business days before the proposed consummation of an Approved Sale; provided, however, that the Recipient agrees not to, directly or indirectly, without the prior written consent of the Company, disclose to any other person any information related to such potential Approved Sale, other than disclosures to legal counsel in confidence or as otherwise necessary to protect the Recipient’s rights under this Agreement or applicable law, or as otherwise required by law.

8. Prerequisites to Benefits. Neither the Recipient nor any person claiming through the Recipient shall have any right or interest in the Restricted Stock awarded hereunder, unless and until all the terms, conditions and provisions of this Agreement that affect the Recipient or such other person shall have been complied with as specified herein.
9. Rights as a Stockholder. Subject to the limitations and restrictions contained herein, the Recipient shall have all rights as a stockholder of the Company with respect to the shares of Restricted Stock, including the right to vote and receive dividends and distributions.
10. Securities Act. The Recipient understands that the shares of Restricted Stock have not been issued in a transaction registered under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”) or any state securities law, and agrees that the Company will not be required to deliver any shares of Restricted Stock pursuant to this Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act, or any other applicable federal or state securities laws or regulations.
11. Federal and State Taxes. The Recipient hereby acknowledges and understands that the Recipient will be required, for income tax purposes, to include the fair market value of the Restricted Stock as of the applicable vesting date as ordinary income for the year in which the Restricted Stock becomes vested unless an election is filed by the Recipient with the Internal Revenue Service (and, if necessary, the proper state taxing authorities) within 30 days of the Grant Date, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on the fair market value of the Restricted Stock as of the Grant Date. The Recipient represents that the Recipient has consulted any tax advisors the Recipient deems advisable in connection with the Restricted Stock and the filing of an election under Section 83(b) and similar tax provisions. The Recipient hereby assumes all responsibility for filing such election and paying any taxes resulting from such election or from the failure to file such election. If the Recipient makes an election under Section 83(b) with respect to the Restricted Stock, the Recipient agrees to deliver a copy of such election to the Company concurrently with the filing of such election with the Internal Revenue Service. In such event, the Recipient shall make arrangements satisfactory to the Company to pay in the current year any federal, state or local taxes required to be withheld with respect to such Restricted Stock. If the Recipient fails to make such payments, then any provision of this Agreement to the contrary notwithstanding, the Company (or its subsidiaries, if any) shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due from the Company or its subsidiaries to or with respect to the Recipient, whether or not pursuant to this Agreement and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to such Restricted Stock.

12. Entire Agreement. This Agreement constitutes the entire agreement of the Company and the Recipient with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the parties with respect to the subject matter hereof.
13. Notice. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in this Agreement, or to such other address as such party may designate in writing from time to time by notice to the other party in accordance with this Section 13.
14. Amendment. This Agreement cannot be modified, altered or amended except by an agreement in writing signed by both the Company and the Recipient.
15. Severability; Counterparts. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
16. Consent of Spouse. The Recipient’s spouse, if any, shall execute and deliver to the Company a consent of spouse substantially in the form of Exhibit A hereto, effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in the Recipient’s Restricted Stock that do not otherwise exist by operation of law or pursuant to this Agreement.
17. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Recipient, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Recipient may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.
18. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Recipient has hereunto set his hand as of the day and year first above written.

ASTROGENETIX, INC.

By:
Name:
Title:

Address:

RECIPIENT

Address:
Signature Page to Restricted Stock Agreement

EXHIBIT A
CONSENT OF SPOUSE
I,                                         , spouse of                                          , acknowledge that I have read the Restricted Stock Agreement, dated as of                           , 2010, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding certain rights of the Company in shares of capital stock of the Company which my spouse may own, including any interest I might have therein.
I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.
I am aware that the legal, financing and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or have determined after reviewing the Agreement carefully that I will waive such right.
Dated:

Signature of Stockholder’s Spouse

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